Exhibit 99.1

STORE Capital Issues 15-Year AAA Rated Debt

Closes $508 Million Securitization Including $326 Million of AAA Rated Debt

SCOTTSDALE, Arizona, November 13, 2019 -- STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today that it has issued an aggregate of $508 million of long-term fixed-rate notes designated as STORE Master Funding Net Lease Mortgage Notes, Series 2019-1. Of the issued amount, $321.9 million represents new incremental term borrowings, with the remainder applied to prepay two prior Master Funding note classes. This is the ninth note issuance under STORE’s Master Funding debt program, its proprietary structured debt financing vehicle.

The notes were issued in four classes in a private placement to premier institutional buyers. Notes aggregating $326 million were rated AAA by Standard & Poor’s Ratings Services (S&P) and include $82 million of 7-year Class A-1 notes issued at an interest rate of 2.82% and $244 million of 15-year Class A-2 notes issued at an interest rate of 3.65%. Two classes were rated A+ by S&P and include $46 million of 7-year Class A-3 notes issued at an interest rate of 3.32% and $136 million of 15-year Class A-4 notes issued at an interest rate of 4.49%. The weighted average interest cost of the notes was 3.71%, comprised of 3.00% on the 7-year notes and 3.95% on the 15-year notes. The two prepaid Master Funding note classes bore an average interest rate of 4.22%, providing STORE with an annual interest savings of approximately $900,000. This debt issuance extends the weighted average life of STORE’s term borrowings from 5.9 to 7.2 years.

“This funding is significant for STORE because it includes the first 15-year structured note issuance in the past decade in the net-lease industry, serving to lock in an impressive spread between our base lease yields and our cost of borrowings for a long time,” said Christopher Volk, President and CEO. “Our ability to achieve this milestone was enabled by our inaugural groundbreaking AAA note issuance a year ago, which has served to broaden our fixed income investor base. This is another achievement in further diversifying our funding sources and our team is gratified the market recognized the strength of our Master Funding program and the high credit quality of our leases.”

The notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The notes may only be offered and sold in the United States in accordance with Rule 144A under the Securities Act. This press release does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.

STORE Capital Corporation

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 2,400 property locations, substantially all of which are profit centers, in all 50 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles, Inc.

STORECapital@finprofiles.com

Investors:

Moira Conlon, 310-622-8220

Lisa Mueller, 310-622-8231

or

Media:

Tricia Ross, 310-622-8226

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